SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):         August 6, 2012

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54621	27-1488943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6275 Nancy Ridge Dr., San Diego, CA 92121		92121
(Address of principal executive offices)		(Zip Code)

                (858) 550-9994

(Registrant’s telephone number, including

area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) updates information disclosed in the Current Report on Form 8-K filed on August 9, 2012 (the “Original Form 8-K”) by Organovo Holdings, Inc. (the “Company”), relating to the grant of restricted stock units (“RSUs”) to Barry D. Michaels, the Company’s Chief Financial Officer. The sole purpose of this Amendment is to correct a typographical error in the Original Form 8-K relating to the number of RSUs granted to Mr. Michaels at the committee meeting on August 6, 2012.

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on August 6, 2012, a committee of the Board of Directors of the Company, granted RSUs under the Organovo Holdings, Inc. 2012 Equity Incentive Plan to certain executive officers, including Barry D. Michaels. Due to a typographical error, the Original Form 8-K reported the number of time-based RSUs granted to Mr. Michaels as 200,000 shares of common stock. This Amendment is being filed to reflect that the correct number of time-based RSUs granted to Mr. Michaels was 750,000 shares of common stock. Other than correcting this typographical error, all other information included in the Original Form 8-K is unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: August 10, 2012	By: /s/ Barry Michaels
Name: Barry Michaels
Title: Chief Financial Officer